CERTIFICATE OF INCORPORATION

                                       OF

                                  HUBCO, Inc.

     The undersigned, being over the age of 18 years old, for the purposes of forming a corporation under the New Jersey Business Corporation Act, does hereby execute the following certificate of incorporation:

                                   ARTICLE I

                                 CORPORATE NAME

     The name of the Corporation shall be HUBCO, Inc. (hereinafter the "Corporation").

                                   ARTICLE II

                           CURRENT REGISTERED OFFICE
                          AND CURRENT REGISTERED AGENT

     The address of the Corporation's initial registered office is 80 Park Plaza, 23rd Floor, Newark New Jersey 07102. The name of the current registered agent at that address is Ronald H. Janis.

                                  ARTICLE III

                           INITIAL BOARD OF DIRECTORS
                            AND NUMBER OF DIRECTORS

     The number of directors shall be governed by the by-laws of the Corporation. The number of directors constituting the initial Board of Directors shall be twelve. The names and addresses of the initial Board of Directors are as follows:

Name                     Address
----                     -------
John T. Clark .........  3100 Bergenline Avenue
                         Union City, New Jersey 07087

James C. McClave ......  3100 Bergenline Avenue
                         Union City, New Jersey 07087

Ronald David ..........  2 Broadway
                         New York, New York 10004

Arthur L. Dickson .....  51 Newark Street
                         Hoboken, New Jersey 07030

Name                     Address
----                     -------
Henry Hugelheim .......  752 Greeley Avenue
                         Fairview, New Jersey 07022

Harry J. Leber ........  2000 Kennedy Boulevard
                         Union City, New Jersey 07087

George P. Moser, Sr. ..  415 32nd Street
                         Union City, New Jersey 07087

Harold J. Olsen .......  638 Anderson Avenue
                         Cliffside Park, New Jersey 07010

Charles F.X. Poggi ....  15th and Adams Street
                         Hoboken, New Jersey 07030

James E. Schierloh ....  East 210 Route 4
                         Paramus, New Jersey 07652

Sister Grace Frances ..  308 Willow Avenue
  Strauber               Hoboken, New Jersey 07030

Robert J. Burke .......  Foot of Pershing Road
                         Weehawken, New Jersey 07087

                                   ARTICLE IV

                               CORPORATE PURPOSE

     The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act, subject to any restrictions which may be imposed from time to time by the laws of the United States or the State of New Jersey with regard to the activities of a bank holding company.

                                   ARTICLE V

                                 CAPITAL STOCK

     The Corporation is authorized to issue 2,000,000 shares of common stock, all of which are without nominal or par value.

                                   ARTICLE VI

                                INDEMNIFICATION

     The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have this power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                  ARTICLE VII

                        NAME AND ADDRESS OF INCORPORATOR

     The name and address of the incorporator is: Ronald H. Janis, c/o Clapp & Eisenberg, 80 Park Plaza, 23rd Floor, Newark, New Jersey 07102.

     IN WITNESS WHEREOF, I, the incorporator of the above named Corporation, have hereunto signed this certificate of incorporation on the 5th day of May, 1982.

                                Ronald H. Janis

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                                  HUBCO, Inc.

     Pursuant to actions taken at a properly called and duly noticed special meeting of stockholders of HUBCO, Inc. and in accordance with Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned does hereby execute the following Certificate of Amendment to the Certificate of Incorporation of HUBCO, Inc.:

     1. The name of the Corporation is HUBCO, Inc (the "Corporation").

     2. A special meeting of the stockholders owning common stock of the Corporation called for the purpose, inter alia, of considering amendments to the Corporation's Certificate of Incorporation was convened on December 11, 1984, adjourned to January 4, 1985 and further adjourned to January 11, 1985.

     3. The number of shares of common stock of the Corporation entitled to vote on the adoption of the amendments to the Corporation's Certificate of Incorporation was 1,724,625.

     4. At the January 11, 1985 session of the special meeting, the stockholders adopted amended Article III of the Certificate of Incorporation of the Corporation. The number of shares voted for the amendment was 1,165,174; The number of shares voted against the amendment was 324,110. Amended Article III will read in its entirety as follows:

                                  ARTICLE III
                           INITIAL BOARD OF DIRECTORS
                            AND NUMBER OF DIRECTORS

     The number of directors shall be governed by the by-laws of the Corporation. The number of directors constituting the initial Board of Directors shall be twelve. The names and addresses of the initial Board of Directors are as follows:

Name                          Address
----                          -------
John T. Clark .............   3100 Bergenline Avenue
                              Union City, New Jersey 07087

James C. McClave ..........   3100 Bergenline Avenue
                              Union City, New Jersey 07087

Ronald David ..............   2 Broadway
                              New York, New York 10004

Arthur L. Dickson .........   51 Newark Street
                              Hoboken, New Jersey 07030

Henry Hugelheim ...........   752 Greeley Avenue
                              Fairview, New Jersey 07022

Harry J. Leber ............   2000 Kennedy Boulevard
                              Union City, New Jersey 07087

George P. Moser, Sr. ......   415 32nd Street
                              Union City, New Jersey 07087

Name                          Address
----                          -------
Harold J. Olsen ..........    638 Anderson Avenue
                              Cliffside Park, New Jersey 07010

Charles F.X. Poggi .......    15th and Adams Street
                              Hoboken, New Jersey 07030

James E. Schierloh .......    East 210 Route 4
                              Paramus, New Jersey 07652

Sister Grace .............    308 Willow Avenue
  Frances Strauber            Hoboken, New Jersey 07030

Robert J. Burke ..........    Foot of Pershing Road
                              Weehawken, New Jersey 07087

     Shareholders shall have no right to increase or decrease the number of directors constituting the Board, except by the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter. Any director may be removed from office by the stockholders of the Corporation, but only for cause.

     Notwithstanding anything else in this Certificate of Incorporation to the contrary (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the by-laws of the Corporation), the provisions of this Article III may not be amended, altered, changed or repealed in any respect, nor may any provision inconsistent herewith be adopted, unless such action is approved by the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter.

     5. At the January 11, 1985 session of the special meeting, the stockholders adopted an amendment to the Certificate of Incorporation of the Corporation by adding a new Article VIII thereto. The number of shares voted for the amendment was 1,169,869; the number of shares voted against the amendment was 319,763.

New Article VIII will read as follows:

                                  ARTICLE VIII
                          CLASSIFICATION OF DIRECTORS

     The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders following the meeting at which this Article VIII is adopted, the term of office of the second class to expire at the second annual meeting of stockholders following the meeting at which this Article VIII is adopted and the term of office of the third class to expire at the third annual meeting of stockholders following the meeting at which this Article VIII is adopted.

     If this Article VIII is adopted at a special meeting of stockholders, directors of the second and third classes shall be elected to their terms at such special meeting, and directors of the first class shall be designated in advance of such special meeting by the Board of Directors from among the directors elected at the preceding annual meeting of stockholders and shall not be required to stand for election at such special meetings of stockholders. If this Article VIII is adopted at an annual meeting of stockholders, all three classes of directors shall be elected to their terms at such annual meeting. At each annual meeting of stockholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or as soon thereafter as their successors have been elected and qualified.

     Notwithstanding anything else in this Certificate of Incorporation to the contrary (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the by-laws of the Corporation), the provisions of this Article VIII may not be amended, altered, changed or repealed in any respect, nor may any provision inconsistent herewith be adopted, unless such action is approved by the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter.

     6. At the January 11, 1985 session of the special meeting, the stockholders adopted an amendment to the Certificate of Incorporation of the Corporation adding a new Article IX thereto. The number of shares voted for the amendment was 1,178,252; the number of shares voted against the amendment was 313,726. New
Article IX will read as follows:

                                   ARTICLE IX
                                 MINIMUM PRICE

     The stockholder vote required to approve a Business Combination (as hereinafter defined) shall be as set forth in this section.

A. (1) Except as otherwise expressly provided in this section, the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon shall be required in order to authorize any of the following:

          (a) any merger or consolidation of the Corporation or any subsidiary thereof with a Related Person (as hereinafter defined) or any other corporation which after such merger or consolidation would be a Related Person;

          (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of subsidiary) or of a subsidiary, to a Related Person;

          (c) the issuance or transfer by the Corporation or any subsidiary thereof of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person;

          (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation, with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person;

          (f) any agreement, contract or other arrangement providing for any of the transactions described in this section of the Certificate of Incorporation.

      (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any provision of law or any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote.

      (3) The term "Business Combination" as used in this section shall mean any transaction which is referred to in any one or more of subparagraphs
          (a) through (f) above.

B. The provisions of Part A of this section shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative shareholder vote and such approval by the Board of Directors as is required by any other provision of this Certificate of Incorporation, any provision of law or any agreement with any national securities exchange, if all of the conditions specified in either of the following subparagraphs (1) or (2) are met:

     (1) The Business Combination shall have been approved by a majority of the directors of the Corporation then in office.

     (2) All the following conditions have been met:

         (a) The aggregate amount of (x) cash and (y) Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the amount determined under sub-clauses (i) and (ii) below:

              (i) if the Related Person has acquired shares of the Corporation's common stock in a tender offer for or has requested or invited the tender of the Corporation's common stock in a transaction subject to the provisions of Section 14(d) of the Securities Exchange Act of 1934, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Person for any share of common stock acquired by it (a) within the one-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in connection with the tender offer or request or invitation of tenders, whichever is higher;

              (ii) if the Related Person has not made such a tender offer for or invited or requested the tender of the Corporation's common stock, two time the highest Fair Market Value per share of the Corporation's common stock during the one-year period ending with the Announcement Date.

          (b) The consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class of voting stock. If the Related Person has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it.

C.   For the  purpose of this section the following definitions apply:

     (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), is the "beneficial owner" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of
         1934) in the aggregate of 10 percent or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of
         1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed "beneficially owned" by such Related Person.

     (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

     (3) The term "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question if a specific date for valuation thereof is specified or during the period in question if a period for valuation thereof is specified of a share of such stock on the Composite Tape for American Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the America Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing price or closing bid quotation with respect to a share of such stock during the 30-day period preceding such date in question or during such period in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors, in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     (4) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph (2)(a) of Part B of this Article shall include the shares of common stock and/or the shares of any other class of outstanding voting stock retained by the holders of such shares.

D. Nothing contained in this section shall be construed to relieve any related Party from any fiduciary obligation imposed by law.

E. If any question shall arise as to the applicability of this Article IX or as to the interpretation of any of its provisions, such question shall be resolved by the Board of Directors, and the Board's resolution shall be final and binding.

F. Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the by-laws of the Corporation), the provisions of this Article IX may not be amended, altered, changed or repealed in any respect, nor may any provision inconsistent herewith be adopted, unless such action is approved by the affirmative vote of the holders of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter.

     IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer of the Corporation on this 11th day of January, 1985.

                                         HUBCO, Inc.

                                         By:
                                            John T. Clark, President

                                   ARTICLE V
                                 CAPITAL STOCK

                     The Corporation is authorized to issue
                    4,224,625 shares of Common Stock, all of which are without nominal or par value.

     6. The share division and the amendment to the Corporation's Certificate of Incorporation affected by this certificate shall become effective August 1, 1986.

     IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer of the Corporation this 17th day of July, 1986.

                                         HUBCO, Inc.

                                         By:
                                             John T, Clark, President

                                   AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HUBCO, INC.

     HUBCO, Inc., a New Jersey corporation, does hereby certify as follows:

     1. The name of the corporation is: HUBCO, Inc. (the "Corporation").

     2. The Corporation is hereby amending its certificate of incorporation as follows:

     (A) The existing "ARTICLE V-CAPITAL STOCK" is deleted in its entirety. In lieu thereof, the following Article V is added to the certificate of incorporation:

                                   ARTICLE V
                                 CAPITAL STOCK

     The Corporation is authorized to issue 5,200,00 shares of common stock, all of which are without nominal or par value.

     (B) NEW ARTICLE X

     A new Article X is added to the Corporation's certificate of incorporation as follows:

                                   ARTICLE X

               LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

     A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for ant breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     3. The foregoing amendments were adopted at the annual meeting of shareholders of HUBCO, Inc. held March 24, 1987.

     4. At such annual meeting there were outstanding and entitled to vote 3,552,727 shares of common stock, without nominal or par value.

     5. At such annual meeting shareholders cast 2,557,012 votes for, and 120,190 votes against the amendment of Article V and 2,531,799 votes for, and 133,827 votes against the addition of Article X.

     6. The amendment to Article V and the addition of Article X were adopted by a majority of the votes cast by the holders of shares entitled to vote thereon.

     IN WITNESS WHEREOF, John T. Clark, President of HUBCO, Inc., has executed this certificate on behalf of HUBCO, Inc. on this 25th day of March, 1987.

                                          HUBCO, INC.

                                          By:
                                              John T. Clark, President

                            CERTIFICATE OF AMENDMENT
                      TO THE CERTIFICATE OF INCORPORATION
                                       OF
                                  HUBCO, INC.

                          Dated: As of March 27, 1991

     Pursuant to the provisions of Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation hereby certifies as follows:

     1. The name of the corporation is HUBCO, Inc. (the "Corporation").

     2. The following amendment to the Corporation's Certificate of Incorporation was approved by the directors of the Corporation and duly adopted by the shareholders of the Corporation at a meeting duly held on March 26, 1991:

     Article V of the Corporation's Certificate of Incorporation is deleted in its entirety, and following is substituted therefore:

                                   ARTICLE V
                                 CAPITAL STOCK

     (A) The total authorized capital stock of the Corporation shall be 6,700,000 shares, consisting of 5,200,000 shares of Common Stock and 1,500,000 shares of preferred Stock which may be issued in one or more classes or series. The shares of Common Stock shall constitute a single class and shall be without nominal or par value. The shares of Preferred Stock of each class of series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

     (B) The Board of Directors of the Corporation is expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders amendments to this Certificate of Incorporation authorizing the issuance of one or more classes or series of Preferred Stock for such consideration as the Board of Directors may fix. In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

          (a) The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors.

          (b) The dividend rate of the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

          (c) The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

          (d) Whether or not the shares of the class or series will be entitled to the benefit of a retirement of sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

          (e) Whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (f) The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (g) Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;

          (h) Whether the class or series will have voting rights,, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

          (i) Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.

     3. 4,083,828 shares of the Corporation's common stock were entitled to vote on the amendment. 2,286,958 shares were voted in favor of the amendment and 636,102 shares were vote against the amendment.

     IN WITNESS WHEREOF the undersigned has caused this certificate to be executed by its duly qualified officer as of the date and year first written above.

                                            HUBCO, INC.

                                            By:
                                                Kenneth Neilson, President

                                   AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HUBCO, INC.

     Hubco, Inc., a New Jersey corporation, pursuant to N.J.S.A. 14A:7-15.1, does hereby certify as follows:

     (a) The name of the corporation is: Hubco, Inc. (the "Corporation").

     (b) A ten percent (10%) stock split was declared by the Corporation on October 29, 1991 pursuant to which one share of Common Stock, no par value, will be distributed for each 10 shares of Common Stock, no par value, held by shareholders on the record date of November 6, 1991, effective November 15, 1991. A resolution approving the share division was adopted by the Board of directors of the Corporation at its regular meeting held on the 29th day of October, 1991.

     (c) The share division will not adversely affect the rights or preferences of the holders of outstanding shares and will not result in the percentage of authorized shares that remains unissued after the share division exceeding the percentage of authorized shares that was unissued before the share division.

     (d) There were issued and outstanding as of the record date of November 6, 1991, 4,120,078 shares of Common Stock without par value which are shares subject to the share division. As a result of the share division, in which one share will be issued for every 10 shares issued and outstanding, those 4,120,078 shares will be divided into 4,532,086 shares issued and outstanding.

     (e) The Corporation is hereby amending its certificate of incorporation in connection with the share division to increase the authorized common stock, as follows:

     The existing "Article V(A)" is deleted in its entirety. In lieu thereof, the following Article V(A) is added to the certificate of incorporation:

          (A) The total authorized capital stock of the Corporation shall be 7,220,000 shares, consisting of 5,720,000 shares of Common Stock and 1,500,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Preferred Stock of each class of series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors as provided herein, may provided that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

     IN WITNESS WHEREOF, Kenneth T. Neilson, President of Hubco, Inc., has executed this certificate on behalf of Hubco, Inc. on this 26th day of November, 1991.

                                            HUBCO, INC.

                                            By:
                                                Kenneth T. Neilson, President

                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HUBCO, INC.

     HUBCO, Inc., a New Jersey corporation, does hereby certify as follows:

     1. The name of the corporation is: HUBCO, Inc. (the "Corporation").

     2. The Corporation is hereby amending its certificate of incorporation as follows:

     Paragraph A of Article V is deleted in its entirety, and in place therefore the following is substituted:

          "(A) The total authorized capital stock of the Corporation shall be 15,000,000 shares, consisting of 12,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Common Stock shall constitute a single class and shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class or series shall have the par value per share so specified."

     3. The foregoing amendment was adopted at the annual meeting of shareholders of the Corporation held March 24, 1992.

     4. At such annual meeting there were outstanding and entitled to vote 4,531,492 shares of common stock, without nominal or par value.

     5. At such annual meeting shareholders cast 2,747,095 votes for, and 411,302 votes against the amendment to Article V.

     6. The amendment to Article V was adopted by a majority of the votes cast by the holders of shares entitled to vote thereon.

     IN WITNESS WHEREOF, Kenneth T. Neilson, President of the Corporation, has executed this certificate on behalf of the Corporation on this 25th day of March, 1992.

                                           HUBCO, INC.

                                           By
                                              Kenneth T. Neilson, President

                                   AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HUBCO, INC.

     HUBCO, Inc. a New Jersey Corporation, pursuant to N.J.S.A. 14A:7-15.1, does hereby certify as follows:

     (a) The name of the Corporation is: HUBCO, Inc. (The "Corporation").

     (b) A ten percent (10%) stock split was declared by the Corporation on April 20, 1993, pursuant to which one share of common stock, no par value, will be distributed for each 10 shares of common stock, no par value, held by shareholders on the record date of May 11, 1993, effective June 1, 1993. A resolution approving the share division was adopted by the Board of Directors of the Corporation at its regular meeting held on the 20th day of April, 1993.

     (c) The share division will not adversely affect the rights or preferences of the holders of outstanding shares and will not result in the percentage of authorized shares that remains unissued after the share division excluding the percentage of authorized shares that was unissued before the share division.

     (d) That there were issued and outstanding as of the record date of May 1, 1993, 6,286,342 shares of common stock without par value which are the shares subject to the share division. As a result of the share division, in which one share will be issued for every 10 shares issued and outstanding, those 6,286,342 shares will be divided into 6,914,353 shares issued and outstanding.

     (e) The Corporation is hereby amending its Certificate of Incorporation in connection with the share division to increase the authorized common stock and the authorized preferred stock as follows:

          The existing "Article V(A)" is deleted in its entirety. In lieu thereof, the following Article V(A) is added to the Certification of
     Incorporation:

          "(A) The total authorized capital stock of the Corporation shall be 16,500,000 shares, consisting of 13,200,000 shares of common stock and 3,300,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors, as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class of series shall have the par value so specified."

     In Witness Whereof, Kenneth T. Neilson, President of HUBCO, Inc. has executed this Certificate on behalf of HUBCO, Inc. on this 17th day of May, 1993.

                                      HUBCO, Inc.

                                      By:
                                          Kenneth T. Neilson, President

                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                 OF HUBCO, INC.

     HUBCO, Inc. a New Jersey Corporation, pursuant to N.J.S.A. 14:7-15.1, does hereby certify as follows:

     (a) The name of the Corporation is: HUBCO, Inc. ("The Corporation").

     (b) A fifty percent (50) common stock split was declared by the Corporation on October 13, 1994, pursuant to which one share of common stock, no par value, will be distributed for each 2 shares of common stock, no par value, held by shareholders on the record date of January 3, 1995, effect January 14, 1995. A resolution approving the share division was adopted by the Board of Directors of the Corporation at its regular meeting held on the 13th day of October, 1994.

     (c) The share division will not adversely affect the rights or preferences of the holders of outstanding shares and will not result in the percentage of authoized shares that remains unissued after the share division excluding the percentage of authorized shares that was unissued before the share division.

     (d) That there were issued and outstanding as of the record date of January 3, 1995, 7,053,457 shares of common stock without par value which are the shares subject to the share division. As a result of the share division, in which one share will be issued for every two (2) shares issued and outstanding, those 7,053,457 shares will be divided into 10,580,185 shares issued and outstanding.

     (e) The Corporation is hreby amending its Certificate of Incorporation in connection with the share division to increase the authorized common stock and the authorized preferred stock as follows:

          The existing "Article V(A)" is deleted in its entirety. In lieu thereof, the following Article V(A) is added to the Certificate of Incorporation.

          "(A) The total authorized stock of the Corporation shall be 23,100,000 shares, consisting of 19,800,000 shares of common stock and 3,300,000 shares of Preferred Stock--which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series adopted by the Board of Directors, as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class or series shall have the par value so specified."

     In Witness Whereof, Kenneth T. Neilson, President of HUBCO, Inc. has executed this Certificate on behalf of HUBCO, Inc. on this 4th day of January, 1995.

HUBCO,  INC.

By:  /s/ KENNETH T. NEILSON
     --------------------------------------
      Kenneth T. Neilson, President & C.E.O.

                                AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   HUBCO, INC.

                                                  Dated as of June 1, 1995


     Pursuant to the provisions of NJSA 14A:9-4(3), the undersigned corporation hereby certifies as follows:

1. The name of the Corporation is HUBCO, Inc. (the "Corporation").

2. The following amendment to the Corporation's Certificate of Incorporation was approved by the Directors of the Corporation and duly adopted by the shareholders of the Corporation at a meeting duly held on June 1, 1995:

   Paragraph (A) of Article V of the Corporation's Certificate of Incorporation is deleted in its entirety, and the following is substituted therefore:

   "(A) The total authorized stock of the Corporation shall be 29,500,000 shares, consisting of 25,000,000 shares of common stock and 4,500,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series adopted by the Board of Directors, as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class or series shall have the par value so specified."

3. 10,075,984 shares were entitled to vote on the amendment, 5,890,559 were voted in favor of the amendment and 594,947 shares were voted against the amendment.

     IN WITNESS WHEREOF, the undersigned has caused the Certificate to be executed by its duly qualified officers as of the date and year first written above.

ATTESTED:                                            HUBCO, INC.



-------------------------                           --------------------------
D. Lynn Van Borkulo-Nuzzo,                          Kenneth T. Neilson,
Executive Vice President                            President & C.E.O.
and Corporate Secretary